UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C/A

(First Amendment)

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ]	Definitive Information Statement

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

3200 Guasti Road

Ontario, CA 91761

(626) 715-5855

March 19, 2020

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value (the “Common Stock”) and preferred stock $.001 par value (the “Preferred Stock”) of Kiwa Bio-Tech Products Group Corporation (the “Company”). We are sending you this Information Statement to inform you that on March 3, 2020, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation to increase the number of authorized Company Common Shares from 300,000,000 to 3,000,000,000. Thereafter, on March 3, 2020, pursuant to the By-Laws of the Company and applicable Nevada law, shareholders holding seventy-five percent (75%) of the votes entitled to be cast on the aforementioned matter (identified in the section entitled “Voting Securities and Principal Holders Thereof”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to increase the number of authorized shares of Company Common Stock from 300,000,000 to 3,000,000,000.

The Board of Directors believes that the proposed increase in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about March 31, 2020 to shareholders of record on March 23, 2020 (the “Record Date”).

/s/ Wade Li
Wade Li, CEO

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

3200 Guasti Road

Ontario, CA 91761

(626) 715-5855

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $5,000.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on March 23, 2020 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

To amend the Company’s Articles of Incorporation to increase the number of authorized Company Common Shares from 300,000,000 to 3,000,000,000.

The aforementioned action is hereinafter referred as the “Proposal”.

Who Is Entitled to Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast seventy-five percent (75%) of the votes entitled to vote in favor of the Proposals. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of seventy-five percent (75%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What Corporate Matters Did the Majority of the Shareholders Vote for And How Did They Vote?

As of March 3, 2020, the Company had received executed consents from shareholders entitled to cast seventy-five percent (75%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposals were in fact cast. The Shareholders provided consent with respect to the following matters:

To amend the Company’s Certificate of Incorporation to increase the number of authorized Company Common Shares from 300,000,000 to 3,000,000,000.

What Vote Is Required to Approve the Proposal?

With respect to the Proposals, the affirmative vote of a majority of the votes entitled to be cast on the Proposals was required for approval of the Proposals. Certain of the Company’s shareholders have voted in favor of the Proposals and these shareholders represented seventy-five percent (75%) of the votes entitled to be cast on the Proposals. These shareholders were entitled to cast seventy-five percent (75%) of the votes eligible to be cast on the Proposals. Accordingly, these shareholders had sufficient voting shares to approve the Proposals.

Shareholders Who Voted in Favor of The Proposal

The holders of the Company’s Series A Preferred shares have voting rights equal to an aggregate of seventy-five percent (75%) of the total votes entitled to be cast on any matter which is put to a vote of the Company’s shareholders. The table below indicates all of the holders of shares of the Company’s Series A Preferred stock that have voted in favor of the Proposal.

	Shares of Series A Preferred Stock Voted on the Record Date
	Number	Percent of Vote (1)

Yvonne Wang	250,000	37.5%
Feng Li	250,000	37.5%

Total	500,000	75.0%

(1)	Applicable percentage of ownership of Series A Preferred Stock is based on 500,000 shares of Series A Preferred Stock outstanding as of the Record Date.

BACKGROUND

1. Organizational History

Kiwa Bio-Tech Products Group Corporation (“the Company”) is the result of a share exchange transaction accomplished on March 12, 2004 between the shareholders of Kiwa Bio-Tech Products Group Ltd. (“Kiwa BVI”), a company originally organized under the laws of the British Virgin Islands on June 5, 2002 and Tintic Gold Mining Company (“Tintic”), a corporation originally incorporated in the state of Utah on June 14, 1933 to perform mining operations in Utah. The share exchange resulted in a change of control of Tintic, with former Kiwa BVI stockholders owning approximately 89% of Tintic on a fully diluted basis and Kiwa BVI surviving as a wholly-owned subsidiary of Tintic. Subsequent to the share exchange transaction, Tintic changed its name to Kiwa Bio-Tech Products Group Corporation. On July 21, 2004, the Company completed its reincorporation in the State of Delaware. On March 8, 2017, the Company completed its reincorporation in the State of Nevada.

The Company operates through a series of subsidiaries in the Peoples Republic of China. The Company currently mainly operates its business through Kiwa Baiao Bio-Tech (Beijing) Co., Ltd. (“Kiwa Beijing”), which was incorporated in China in January 2016, Kiwa Bio-Tech Products (Shenzhen) Co., Ltd. (“Kiwa Shenzhen”), which was incorporated in China in November 2016, Kiwa Bio-Tech Products (Hebei) Co., Ltd. (“Kiwa Hebei”), which was incorporated in China in December 2016, Kiwa Bio-Tech Products (Shenzhen) Co., Ltd. Xian Branch Company, (“Kiwa Xian”), which was incorporated in China in December 2017, Kiwa Bio-Tech (Yangling) Co., Ltd. (“Kiwa Yangling”), which incorporated in March 2018, and The Institute of Kiwa-Yangling Ecological Agriculture and Environment Research Co., Ltd. (“Kiwa Institute”), which incorporated in March 2018. In July 2017, the Company established Kiwa Bio-Tech Asia Holding (Shenzhen) Ltd. (“Kiwa Asia”) to be the direct holding company of Kiwa Beijing, Kiwa Shenzhen, Kiwa Xian, Kiwa Institue and Kiwa Hebei.

2. Overview of Business

We develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for agriculture. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

Our Products

We have developed three bio-fertilizer products with bacillus species (“bacillus spp”) and/or photosynthetic bacteria as core ingredients. For the year ended December 31, 2019, we are currently generating revenues from our four bio-fertilizer products: 1) Biological Organic Fertilizer; 2) Compound Microbial Fertilizer; 3) Bio-Water Soluble Fertilizer; 4) Microbial Inoculum Fertilizer.

Some of our products contain ingredients of both photosynthesis and bacillus bacteria. Bacillus spp is a species of bacteria that interacts with plants and promotes biological processes. It is highly effective for promoting plant growth, enhancing yield, improving quality and elevating resistances. Photosynthetic bacteria are a group of green and purple bacteria. Bacterial photosynthesis differs from green plant photosynthesis in that bacterial photosynthesis occurs in an anaerobic environment and does not produce oxygen. Photosynthetic bacteria can enhance the photosynthetic capacity of green plants by increasing the utilization of sunlight, which helps keep the photosynthetic process at a vigorous level, enhances the capacity of plants to transform inorganic materials to organic products, and boosts overall plant health and productivity.

Biological Fertilizer provides beneficial living microorganisms and micronutrition to soil and improve plants absorptivity of main growth ingredients. Proper use could prevent soil-borne, crops disease, improve soil fertility, alleviate agricultural pollution and degrade heavy metal in farmland soil.

Compound Microbial Fertilizer is adding appropriate amount of nitrogen, phosphorus, potassium and other nutrients into Biological Organic Fertilizer. Through the action of organic matter and beneficial microorganisms, the utilization rate of nitrogen, phosphorus, potassium can be significantly improved.

The Bio-Water Soluble Fertilizer is mainly another form of the biological fertilizer that we firstly introduced in the first quarter of 2018. It is in the form of powder which has high water solubility, and it is convenient for the farmers to use during the drop irrigation.

Microbial Inoculum Fertilizer is an environment-friendly biological soil conditioner that made of compound high-silicon, calcium, and mineral raw materials, on the basis of dissolving-phosphorus, dissolving-potassium, and disease-resistant microbial agents. It is rich in highly active microorganisms, which can improve the micro-ecological environment in the soil, transform and reduce heavy metal toxicity, release the plant growth stimulants, promote crop growth, and enhance the stress resistance.

Compound Microbial Fertilizer, Bio-Water Soluble Fertilizer, and Microbial Inoculum Fertilizer generally contain more microorganism and have a higher effectiveness on the productivity of crops and increasing the value and quality of the crops harvested than Biological Organic Fertilizer. As a result, our Compound Microbial Fertilizer, Bio-Water Soluble Fertilizer, and Microbial Inoculum Fertilizer generally have a higher average selling price as compared to Biological Organic Fertilizer.

The Board of Directors believes that the proposed increase in authorized shares of Common Stock is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

No further action on the part of stockholders will be required to either implement or abandon the increase in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the increase in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s shareholders.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company’s authorized common stock. The Company believes that the impact of increasing its authorized capital is largely mitigated by increased ability of the Company to raise capital for the future growth of the Company consistent with its Business Plan. As a result of the increase in authorized capital, authorized but unissued Company Common Shares are increased from approximately 60,715,586 to 2,760,715,586. The current number of authorized but unissued shares does not include shares which are reserved for issuance in the event of the exercise of certain warrants and options which required to be reserved.

The Company believes that this increased number of authorized but unissued Common Shares will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any, and compliance with the applicable covenants of existing financing.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer Company shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or Proposal to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Articles of Incorporation. Notwithstanding, the Company believes that maintaining 2,760,715,586 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of March 16, 2020 certain information with respect to the beneficial ownership of our common stock by (i) each of our executive officers, (ii) each person who is known by us to beneficially own more than 5% of our outstanding common stock, and (iii) all of our directors and executive officers as a group. Percentage ownership is calculated based on 239,284,414 shares of our common stock, 500,000 shares of our Series A Preferred Stock, and 811,148 shares of our Series B Preferred Stock outstanding as of March 16, 2020. None of the shares listed below are issuable pursuant to stock options or warrants of the Company.

Title of class	Name and Address of Beneficial Ownership(1)	Amount and Nature of Beneficial Owner (2)	Percentage of class

Common Stock	Yvonne Wang	240,000	*
Common Stock	Feng Li (3)	2,796,474	1.17%
Common Stock	Qi Wang	-	-
Common Stock	Yong Lin Song	-	-
Common Stock	All officers and directors as a group	3,036,474	1.27%

Ser. A Pref. Stock	Yvonne Wang	250,000	50.00%
Ser. A Pref. Stock	Feng Li	250,000	50.00%

Ser. A Pref. Stock	All officers and directors as a group	500,000	100.00%
Ser. B Preferred	Wei Li	811,148	100.00%

5% Holders:	None

* Less than one percent (1%)

(1)	The address for all holders is 3200 Guasti Road, Ste. 100, California 91761.

(2)	In determining beneficial ownership of our Common Stock and Series A Preferred Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(3)	Includes 61,784 shares of common stock held by All Star Technology, Inc., a British Virgin Islands international business company. Feng Li’s father, Wei Li, exercises voting and investment control over the shares held by All Star Technology, Inc. Wei Li is a principal shareholder of All Star Technology, Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology, Inc. except to the extent of his pecuniary interest therein. Mr. Li has pledged all of his common stock of the Company as collateral security for the Company’s obligations under certain 6% Convertible Notes owed by the Company.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (808) 573-6163

BY ORDER OF THE BOARD OF DIRECTORS OF KIWA BIO-TECH PRODUCTS

GROUP CORPORATION